Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-129011 of International Paper Company on Form S-8 of our report dated June 23, 2006, on Form 11-K of International Paper Salaried Savings Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Memphis, Tennessee

June 28, 2006